Exhibit 21

IFT CORPORATION

SIGNIFICANT ENTITIES

DECEMBER 31, 2004

	NAME OF SUBSIDIARY	STATE OF INCORPORATION

1.	INFINITI PRODUCTS, INC.	USA/FLORIDA